Exhibit 21

SUBSIDIARIES OF TRC COMPANIES, INC.

Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive and minor subsidiaries are excluded.
         Percent of
     Voting Stock
Name of Subsidiary and Jurisdiction in which Incorporated or Organized             Owned by Registrant

TRC Environmental Corporation (incorporated in Connecticut)                        100%
TRC Solutions, Inc. (incorporated in California)                                100%
TRC Engineers, Inc. (incorporated in New Jersey)                            100%
Vectre Corporation (incorporated in New Jersey)                                100%
Hunter Associates, Inc. (incorporated in Nevada)                                100%
TRC Engineers LLC (organized in Maine)                                100%
Site-Blauvelt Engineers, Inc. (incorporated in New Jersey)                        100%
Site-Blauvelt Engineers, Inc. (incorporated in New York)                            100%
Site Constructions Services, Inc. (incorporated in New Jersey)                        100%
TRC Engineers, Inc. (incorporated in California)                                100%
TRC Engineers Michigan, Inc. (incorporated in Michigan)                        100%
SGS Witter, Inc. (incorporated in New Mexico)                                100%
Cubix Corporation (incorporated in Texas)                                100%
PBWO Holdings, LLC (organized in Maine)                                100%
GBF Holdings, LLC (organized in California)                                100%
Willis Engineering, Inc. (incorporated in Louisiana)                            100%
Environomics Southwest, LLC (incorporated in Arizona)                            100%
TRC Global Management Solutions UK, Ltd (incorporated in the United Kingdom)            100%
Alexander Utility Engineering, Inc. (incorporated in Texas)                        100%
Center Avenue Holdings                                              70%